EXHIBIT 10.9

                              CONSORTIUM AGREEMENT


         This Consortium Agreement (the "Agreement ") is made as of May 1, 2005 (the "Effective Date") by and between Atlantic Hydrogen Inc. ("AHI"), a private corporation, and Hydrogen Engine Center ("HEC") a private corporation.

IN CONSIDERATION of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto covenant and agree as follows:

1.       Interpretation
         --------------

Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Contribution Agreement (as hereinafter defined).

2.       Project
         -------

This Agreement relates to a project entitled CARBONSAVERTM: GHG-Free Methane-to-Hydrogen System Integration (hereinafter referred to as the "Project" or the "Eligible Project") and assigned contract number SDTC-2004-A-649. The Project is described in the proposal (the "Proposal") dated July 21, 2004, and any updates to the Proposal as set out in the Contribution Agreement, submitted to Sustainable Development Technology Canada ("SDTC") by AHI (the "Eligible Recipient") to develop and demonstrate the technology described therein for the purpose of commercializing it, for which the Eligible Recipient has applied to SDTC for financial assistance.

3.       The Consortium Agreement
         ------------------------

The parties hereto are members of the Consortium described in the Proposal.

4.       Contribution Agreement
         ----------------------

4.1 AHI is hereby authorized by the other members of the Consortium to submit the Proposal to SDTC and to apply for funding from SDTC as described in the Proposal.

4.2 AHI, as the Eligible Recipient, is hereby authorized by each member of the Consortium to enter into an agreement (the "Contribution Agreement") with SDTC relating to the Project and the funding for the Project to be provided by SDTC, on such terms and conditions, and containing such covenants, representations and warranties as the Eligible Recipient, in its sole discretion, may agree upon with SDTC.

4.3 Each member of the Consortium hereby authorizes the Eligible Recipient to receive funds from SDTC pursuant to the Contribution Agreement and to perform, on its own behalf, and on behalf of the Consortium, all of the obligations of the Eligible Recipient contained therein.

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

5.       Project Management
         ------------------

AHI will act as the lead proponent on the project and will coordinate, via the project work plan and budget, all activities with, SDTC, sub-contracted parties and consortium participants.

HEC will ship agreed genset assemblies to the AHI contracted facilities at UNB in Fredericton N.B. where the bulk of assembly, integration, testing, tuning and benchmarking of CS systems coupled with HEC modified internal combustion engines and PrecisionH2 Power assemblies will be carried out under this agreement.

In addition, under the terms of this agreement, it is understood that HEC will send its technical support personnel to the AHI facility during critical integration periods, as defined in the project work plan, as well as provide required training to on site personnel. In addition, HEC shall supply remote technical support services via telephone and Internet to ensure that proper operation of supplied equipment is maintained at all times.

Once in lab integration, testing and configuration work is completed the final assemblies will be put into commercial demonstration at a client site in New Brunswick (to be determined). It is understood that HEC will provide required field support for these demonstration sites under this agreement.

In the event that any of the equipment supplied by HEC should fail during the course of the project, during the course of its operation as provided for in the project work plan, EEC agrees to repair or replace required sub-assemblies at its expense within a timeframe that will ensure that the project work plan timing is not obstructed.

The table below summarizes the equipment and services to be supplied by HEC to the project along with a breakdown of billable vs. in-kind activities.

-----------------------------------------------------------------------------------------------------------------
Modified Internal             HEC         Designated          Financial Schedule        Schedule of
Combustion Engines            Supply      Installation        of charges to AHI         eligible in-kind
to be provided as             Date to     location                                      contributions by
follows:                      AHI                                                       HEC
-----------------------------------------------------------------------------------------------------------------
Supply of a 5kW               Q3          UNB - AHI                    $ 58,022                 $ 58,021
genset and related            2005        lab demo
engineering, travel,
materials & software
-----------------------------------------------------------------------------------------------------------------
Supply of a 10W               Q3          AHI/UNB test                 $ 49,016                 $ 49,018
genset and related            2006        facility
engineering, travel,
materials & software
-----------------------------------------------------------------------------------------------------------------
Supply of a 50kW              Ql          Integration                  $ 54,000                 $ 54,000
genset and related            2007        testing demo site
engineering, travel,                      TBD
materials & software
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Supply of 3 50kW              Q3          OPTIONAL                     $ 25,000                 $ 25,000
gensets (to be                2007        Installation at
configured in 2+1                         selected site
assembly for
commercial
demonstration of
125kW capacity
system)
-----------------------------------------------------------------------------------------------------------------
                                                                      $ 186,039                 $186,039
                                 Total $ 372,078
-----------------------------------------------------------------------------------------------------------------

It is understood that HEC will supply the above goods and services to the project with the intention of taking part in initial integration, demonstration and benchmarking of the novel technology configuration that is the subject of this collaboration. In recognition of the fact that there is an important element of research in the designated project plan, for which this consortium has been brought together, the parties to this agreement acknowledge that results may vary over the course of the project, calling for adjustments to the targets within the project plan, budget, and timing. In the event that significant changes are called for, the eligible recipient will submit required updates to consortium members, including HEC, for review and agreement.

6.       Market Representation Agreement
         -------------------------------

This consortium agreement is not intended as a market representation agreement. However, it is understood that if the demonstrations contemplated in the project plan result in a product configuration that is deemed to be commercially attractive, AHI and HEC will undertake to put in place a non-exclusive market representation agreement at that time to govern the manufacturing, marketing, licensing and certification of a possible combined product offering to their mutual benefit.

It is understood that SDTC is actively redefining its policy with respect to a possible rapid market adoption of all or part of the company and project IP, prior to the conclusion of the planned demonstration. Any market representation to be drawn up during the three year life of the project will be defined within the context of the refinement SDTC will publish to its guidelines on early commercialization.

7.       Confidential Information
         ------------------------

7.1 "Confidential Information" means all information and data, including, without limitation, all business, planning, performance, financial, product, trade secret, technical, sales, marketing, contractual, employee, supplier and customer information and data, disclosed orally, in writing or electronically to either party (the "disclosing party") to the other (the "receiving party") hereunder. Confidential Information shall not include information which (i) is generally known or in the public domain at the time of disclosure; (b) was in the receiving party's possession before receipt from the disclosing party; (c) though originally Confidential Information, subsequently becomes a matter of public knowledge through no fault of the receiving party, as of the date of its becoming part of the public knowledge; or (d) is rightfully received by the receiving party without obligations of confidence from a third party who is free to disclose the information.

7.2 The receiving party shall maintain the confidentiality of all Confidential Information disclosed to it and shall take all necessary precautions against unauthorized disclosure of the Confidential Information. The receiving party shall not directly or indirectly disclose, allow access to, transmit or transfer any Confidential Information to any third party without the prior written consent of the disclosing party except that the receiving party may disclose Confidential Information to those employees and contractors who (i) have a need to know the information for the purposes of this Agreement; (ii) have been informed of the receiving party's obligations hereunder; and, (iii) have entered into a confidentiality agreement with the receiving party that contains confidentiality and restricted use obligations that are consistent with the terms and conditions of this Agreement and which are reasonably calculated to protect the confidential or proprietary nature of the Confidential Information and prohibit its unauthorized use and disclosure. The receiving party shall not use or copy any Confidential Information except as may be reasonably required in connection with this Agreement. All copies, records, notes or reproductions, in whole or in part, shall contain notices identifying them as containing the Confidential Information of the disclosing party and shall be protected from unauthorized disclosure and access.

7.3 Upon the request of the disclosing party, and in any event upon the termination or expiration of this Agreement, the receiving party shall immediately return to the disclosing party all materials, including all copies in whatever form, containing any Confidential Information which are in the disclosing party's possession or under its control.

7.4 Each party  acknowledges  and agrees  that  monetary  damages  may not be an adequate remedy to compensate the disclosing party for any breach of the receiving party's obligations hereunder in respect of Confidential Information. Accordingly, each party agrees that, in addition to any and all other remedies available to the disclosing party under this Agreement or at law or in equity, the disclosing party shall be entitled to seek injunctive relief against the breach, or threatened breach of the confidentiality provisions of this Agreement, and specific performance of its obligations hereunder, without being required to post a bond. The injunctive relief contemplated hereunder is in addition to any other legal or equitable remedies available.

8.       General Provisions
         ------------------

8.1 Any charges or expenses incurred by either party in preparation for or as a result of this Agreement or the parties' meetings and communications or any work done hereunder are to the sole account of the party incurring same unless otherwise agreed in writing.

8.2 The parties will not disclose the detailed content of this Agreement to any third party without the prior written approval of both parties, which approval may be withheld in the sole discretion of either party.

8.3 This Agreement shall be governed by the laws of the Province of New Brunswick and the laws of Canada applicable therein, except for its conflict of laws provisions.

8.4 Except with respect to a breach of the confidentiality provisions set out in
Section 7 hereof and each party's obligation to negotiate in good faith, in no event shall any party hereto be liable to the other for any claim, damage, injury or loss of any nature arising out of or related to this Agreement.

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING FROM OR CONNECTED WITH THIS AGREEMENT. ALL TANGIBLES AND INTANGIBLES PROVIDED PURSUANT TO THIS AGREEMENT ARE PROVIDED "AS IS" AND THE PARTIES MAKE NO WARRANTIES OR CONDITIONS, WHETHER EXPRESS, IMPLIED, STATUTORY, OR. OTHERWISE, INCLUDING, WITHOUT LIMITATION, WARRANTIES OR CONDITIONS OF MERCHANTABILITY, MERCHANTABLE QUALITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.5 Neither party shall assign or transfer this Agreement, in whole or in part, except to a subsidiary or affiliated company, without the prior written consent of the other, which consent shall not be unreasonably withheld.

8.6 Nothing contained herein shall be construed as prohibiting either party from entering into a business arrangement with any other third party, whether or not such third party is in a similar line of business to the other party to this Agreement.

8.7 If, in the opinion of AHI, any member of the Consortium is not complying with the work plan, budget, and/or milestone objectives set out in this agreement, AHI, as the Eligible Recipient, shall have the right, upon 30 days written notice, to terminate this agreement, without penalty, and to replace that member of the Consortium with another entity. AHI will endeavor to work with the Consortium member for a period of 30 days in an effort to resolve the problem prior to exercising this right to terminate the agreement; however, AHI reserves the right to determine what is best for the overall project and shall have the final right to terminate this agreement, and replace a member of the Consortium at its sole discretion without penalty.

IN WITNESS WHEREOF this Agreement has been executed by the parties as of the Effective Date.


                                   By:  s/William Stanley
                                        ----------------------------------
                                           Chairman, Atlantic Hydrogen, Inc.


                                   By:  s/Ted Hollinger
                                        ----------------------------------
                                           President & CEO, Hydrogen
                                           Engine Center


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